For Release:Immediately

Contact:   Craig A. Streem
           Vice President - Investor Relations
           847.564.6053

           Celeste M. Murphy
           Director - Investor Relations
           847.564.7568


HOUSEHOLD REPORTS 5TH CONSECUTIVE YEAR OF 20% OR MORE EPS GROWTH

FOURTH QUARTER 1996 HIGHLIGHTS:

--  All time record EPS of $1.62, up 26%.
--  Return on shareholders' equity reaches 22%.
--  Core receivables hit $41 billion, up 21%, annualized.


Prospect Heights, IL, January 23, 1997 -- Household International (NYSE: HI) today reported all-time record net income and earnings per share for the fourth quarter and year ended December 31, 1996. Quarterly earnings per share of $1.62 was a 26 percent increase from $1.29 for the fourth quarter of 1995. Net income rose 24 percent to an all-time quarterly record of $163.6 million, compared with $132.3 million a year earlier.

Full-year net income and earnings per share also reached all-time record levels. Earnings per share of $5.30 rose 23 percent and net income increased 19 percent to $538.6 million.

William F. Aldinger, Household's chairman and chief executive officer, said, "1996 was a very good year. It was our fifth consecutive year of earnings per share growth in excess of 20 percent, characterized by core receivable growth of 23 percent, wider margins and improving efficiency. Our efficiency ratio improved to 41 percent, ahead of our target for 1996. Return on assets improved sharply to 1.82 percent from 1.34 percent in 1995, and return on equity climbed to 18.9 percent as we focused on our core businesses."

Mr. Aldinger added, "We feel very good about the momentum in our core businesses as we look to 1997. At HFC, our retail branch sales force turned in the best sales numbers we've seen in six years. Led by the signing of the Union Privilege and Barnett Banks partnerships in the U.S., and our joint venture relationships with British Gas and the Automobile Association in the U.K., our credit card receivables were up over 40 percent from a year ago."

Household's managed portfolio of core consumer lending products increased 23 percent from a year ago, driven by increases in the credit card and other unsecured portfolios. Core consumer receivables were up 21 percent, annualized, in the quarter.

The company's managed net interest margin in the fourth quarter was
7.31 percent, up from 6.69 percent a year ago and 7.03 percent in the third quarter. The wider margin from a year ago primarily reflects the continuing shift in portfolio mix toward unsecured loans and improved pricing.

Operating expenses totaled $419 million in the fourth quarter, 14 percent over $368 million in the year ago quarter. The majority of the increase was due to higher marketing expenses for the credit card portfolio. For the year, the company's normalized managed efficiency ratio improved to 41 percent from the 1995 level of 46 percent.

At December 31, two-months-and-over consumer delinquency was 4.15 percent of managed consumer receivables, compared with 3.83 percent at the end of the prior quarter and 3.46 percent a year ago. Annualized net chargeoffs were 3.59 percent of average managed consumer receivables for the quarter, compared to 3.52 percent in the prior quarter and up from 3.28 percent in the year ago quarter. Bankruptcies continued to be a significant factor in the current level of chargeoffs. The full-year consumer chargeoff ratio increased from 2.95 percent in 1995 to 3.35 percent in 1996. The increases were within expectations and consistent with the company's outlook given overall industry conditions.

The company increased credit loss reserves by $68 million during the quarter and $419 million during the full year 1996. The ratio of reserves to managed receivables reached 3.75 percent at year end compared to 3.22 percent a year ago. Total reserves to total nonperforming loans were 119 percent, compared to 111 percent a year ago. The increase in reserves reflected continuing uncertainty about consumer credit performance and the changing mix in the portfolio to more unsecured loans.

Household International, through its subsidiaries, is a leading provider of consumer financial services, primarily consumer lending and credit card products, in the United States, Canada and the United Kingdom. HFC, one of Household's core businesses, is the oldest consumer finance company in the United States. Additionally, Household is also one of the largest issuers of private-label and general purpose credit cards in the U.S. Its principal card products include the GM Card and the AFL-CIO's Union Privilege card.


                                 # # #

December 31, 1996

Quarterly Financial Highlights
-------------------------------------------------------------------------------------------------------------------
Summary Managed Income Statement                                      Three Months Ended:      % Change from Prior:
($ millions)                                                 12/31/96    9/30/96   12/31/95         Qtr.       Year
-------------------------------------------------------------------------------------------------------------------
Managed-basis interest margin and other revenues <F1>        $1,108.4   $1,044.8   $1,023.8           6.1%      8.3% <F4>
Managed-basis provision for credit losses <F1> <F2>             440.5      414.5      404.2           6.3       9.0
Operating expenses                                              419.1      416.7      367.9           0.6      13.9
Income taxes                                                     85.2       73.7      119.4          15.6     (28.6)
-------------------------------------------------------------------------------------------------------------------
Net Income                                                   $  163.6   $  139.9   $  132.3          16.9%     23.7%
===================================================================================================================
Common Stock Data
-------------------------------------------------------------------------------------------------------------------
Earnings per common share                                    $   1.62   $   1.38   $   1.29          17.4%     25.6%
Average common and equivalent shares (millions)                  98.4       98.2       99.5           0.2      (1.1)
Common stock price
     High                                                    $  98.13   $  83.88   $  68.38          17.0      43.5
     Low                                                        82.50      68.50      54.25          20.4      52.1
     Period end                                                 92.25      82.25      59.50          12.2      55.0
Common shares outstanding at period end (millions)               97.1       96.9       97.2           0.2      (0.1)
Dividends declared per common share                          $   0.39   $   0.39   $   0.34           0.0      14.7
Book value per common share                                     30.30      28.73      27.70           5.5       9.4
===================================================================================================================
Key Ratios
-------------------------------------------------------------------------------------------------------------------
Return on average common shareholders' equity                    22.2%      19.8%      19.6%         12.1%     13.3%
Return on average owned assets                                   2.13       1.87       1.78          13.9      19.7
Return on average managed assets                                 1.36       1.19       1.24          14.3       9.7
Managed efficiency ratio, normalized                             38.8       39.9       38.8          (2.8)      0.0
Managed net interest margin                                       7.3        7.0        6.7           4.3       9.0
Total shareholders' equity as a percent of managed assets        6.90       6.69       6.74           3.1       2.4
===================================================================================================================
Full Year Financial Highlights
-------------------------------------------------------------------------------------------------------------------
Summary Managed Income Statement                                   Twelve Months Ended:               % Change from
($ millions)                                                  12/31/96             12/31/95              Prior Year
-------------------------------------------------------------------------------------------------------------------
Managed-basis interest margin and other revenues <F1>         $4,190.5             $3,622.6                    15.7%
Managed-basis provision for credit losses <F1><F3>             1,641.0              1,271.1                    29.1
Operating expenses                                             1,727.2              1,597.8                     8.1
Income taxes                                                     283.7                300.5                    (5.6)
-------------------------------------------------------------------------------------------------------------------
Net Income                                                    $  538.6             $  453.2                    18.8%
===================================================================================================================
Common Stock Data
-------------------------------------------------------------------------------------------------------------------
Earnings per common share                                     $   5.30             $   4.30                    23.3%
Average common and equivalent shares (millions)                   98.5                 99.3                    (0.8)
Common stock price
     High                                                        98.13                68.38                    43.5
     Low                                                         52.00                35.88                    44.9
Dividends declared per common share                               1.46                 1.31                    11.5
===================================================================================================================
Key Ratios
-------------------------------------------------------------------------------------------------------------------
Return on average common shareholders' equity                     18.9%                17.4%                    8.6%
Return on average owned assets                                    1.82                 1.34                    35.8
Return on average managed assets                                  1.17                 0.98                    19.4
Managed efficiency ratio, normalized                              40.8                 46.0                   (11.3)
Managed net interest margin                                        7.0                  6.4                     9.4
===================================================================================================================

<F1> To aid analysis, interest margin and other revenues and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in portfolio.  Policyholders' benefits have been netted against other revenues.
<F2> Includes managed-basis net chargeoffs of $377.1 million in the fourth quarter of 1996,
     $348.4 million in the third quarter of 1996 and $298.2 million in the fourth quarter of 1995.
<F3> Includes managed-basis net chargeoffs of $1,299.8 million in 1996 and $1,052.9 million in 1995.
<F4> Excluding nonrecurring gains, net managed revenues increased 14 percent over last year's fourth quarter.

Consolidated Statements of Income - Owned Basis
-----------------------------------------------------------------------------------------------------------------
                                                           Three Months Ended:               % Change from Prior:
($ millions)                                               12/31/96    9/30/96   12/31/95          Qtr.      Year
-----------------------------------------------------------------------------------------------------------------
Finance income                                               $813.5     $755.6     $731.3           7.7%     11.2%
Interest income from noninsurance investment securities         9.2       12.1       18.5         (24.0)    (50.3)
Interest expense                                              398.8      384.7      375.5           3.7       6.2
-----------------------------------------------------------------------------------------------------------------
Net interest margin                                           423.9      383.0      374.3          10.7      13.3
Provision for credit losses on owned receivables              222.3      169.5      191.6          31.2      16.0
-----------------------------------------------------------------------------------------------------------------
Net interest margin after provision for credit losses         201.6      213.5      182.7          (5.6)     10.3
-----------------------------------------------------------------------------------------------------------------
Securitization income                                         307.1      282.0      240.2           8.9      27.9
Insurance premiums and contract revenues                       67.5       63.6       59.9           6.1      12.7
Investment income                                              25.2       34.8       46.9         (27.6)    (46.3)
Fee income                                                     75.0       62.1       57.3          20.8      30.9
Other income                                                   37.0       31.5       90.5          17.5     (59.1)
-----------------------------------------------------------------------------------------------------------------
Total other revenues                                          511.8      474.0      494.8           8.0       3.4
-----------------------------------------------------------------------------------------------------------------
Salaries and fringe benefits                                  142.2      131.4      124.7           8.2      14.0
Occupancy and equipment expense                                46.2       48.3       52.0          (4.3)    (11.2)
Other marketing expenses                                      123.6      132.3       91.4          (6.6)     35.2
Other servicing and administrative expenses                   107.1      104.7       99.8           2.3       7.3
Policyholders' benefits                                        45.5       57.2       57.9         (20.5)    (21.4)
-----------------------------------------------------------------------------------------------------------------
Total costs and expenses                                      464.6      473.9      425.8          (2.0)      9.1
-----------------------------------------------------------------------------------------------------------------
Income before income taxes  <F1>                              248.8      213.6      251.7          16.5      (1.2)
Income taxes                                                   85.2       73.7      119.4          15.6     (28.6)
-----------------------------------------------------------------------------------------------------------------
Net Income                                                    163.6      139.9      132.3          16.9      23.7
-----------------------------------------------------------------------------------------------------------------
Preferred dividends                                            (4.2)      (4.2)      (4.2)          0.0       0.0
-----------------------------------------------------------------------------------------------------------------
Earnings available to common shareholders                    $159.4     $135.7     $128.1          17.5%     24.4%
=================================================================================================================
Effective tax rate                                             34.2%      34.5%      47.4%         (0.9)%   (27.8)%
-----------------------------------------------------------------------------------------------------------------

<F1> Income before income taxes for the quarter ended December 31, 1995 includes the gain on the sale of the company's individual life insurance business.  The gain was substantially offset by income taxes.
     Excluding the effect of the gain, income before income taxes increased 23 percent from 1995 to 1996.

Balance Sheet Data
-----------------------------------------------------------------
($ millions)                                12/31/96     12/31/95
-----------------------------------------------------------------
Owned assets                               $29,594.5    $29,218.8
Managed assets                              48,120.9     44,103.4
Managed receivables                         42,593.4     36,616.7
Debt                                        23,595.2     22,596.1
Trust originated preferred securities          175.0         75.0
Preferred stock                                205.0        205.0
Common shareholders' equity                  2,941.2      2,690.9
=================================================================

Consolidated Statements of Income - Managed Basis
-------------------------------------------------

Securitizations and sales of consumer receivables are an important source of liquidity and capital management for the company. The company continues to service the securitized receivables after such receivables are sold, and retains a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the income statement. Net interest margin, non-interest income such as interchange fee income and provision for credit losses related to receivables sold are reported net in securitization income.

Pro Forma Managed Adjustments
-----------------------------

To aid in analysis, the following table shows the pro forma impact on income statement classifications assuming the receivables securitized and sold were instead held in portfolio. This pro forma analysis does not adjust the results to reflect the differences between the company's accounting policies for receivables held in portfolio and receivables sold and serviced with limited recourse. Accordingly, net income on a pro forma managed basis equals net income on a historical owned basis.

Quarter Ended  12/31/96 ($ millions)                  As Reported     Adjustments     Managed
---------------------------------------------------------------------------------------------
Net interest margin                                       $ 423.9         $ 370.7     $ 794.6
Provision for credit losses                                 222.3           218.2       440.5
---------------------------------------------------------------------------------------------
Net interest margin after provision for credit losses       201.6           152.5       354.1
---------------------------------------------------------------------------------------------
Securitization income                                       307.1          (307.1)        0.0
Insurance premiums and contract revenues                     67.5             0.0        67.5
Investment income                                            25.2             0.0        25.2
Fee income                                                   75.0           154.6       229.6
Other income                                                 37.0             0.0        37.0
---------------------------------------------------------------------------------------------
Total other revenues                                        511.8          (152.5)      359.3
---------------------------------------------------------------------------------------------
Total costs and expenses                                    464.6             0.0       464.6
---------------------------------------------------------------------------------------------
Income before income taxes                                  248.8            (0.0)      248.8
Income taxes                                                 85.2             0.0        85.2
---------------------------------------------------------------------------------------------
Net income                                                 $163.6         $  (0.0)    $ 163.6
=============================================================================================

Managed Basis
-----------------------------------------------------------------------------------------------------------------------
                                                             Three months ended:                   % Change from Prior:
($ millions)                             12/31/96   <F1>      9/30/96   <F1>     12/31/95   <F1>           Qtr.    Year
-----------------------------------------------------------------------------------------------------------------------
Finance income                          $ 1,444.1   13.5%   $ 1,360.1   13.3%   $ 1,177.7   13.4%           6.2%   22.6%
Interest income from noninsurance
  investment securities                       9.2    5.6         12.1    5.8         18.5    5.2          (24.0)  (50.3)
Interest expense                            658.7    6.1        639.2    6.1        582.5    6.4            3.1    13.1
-----------------------------------------------------------------------------------------------------------------------
Net interest margin                         794.6    7.3%       733.0    7.0%       613.7    6.7%           8.4    29.5
Provision for credit losses                 440.5               414.5               404.2                   6.3     9.0
-----------------------------------------------------------------------------------------------------------------------
Net interest margin after provision
  for credit losses                         354.1               318.5               209.5                  11.2    69.0
-----------------------------------------------------------------------------------------------------------------------
Insurance premiums and contract revenues     67.5                63.6                59.9                   6.1    12.7
Investment income                            25.2                34.8                46.9                 (27.6)  (46.3)
Fee income                                  229.6               239.1               270.7                  (4.0)  (15.2)
Other income                                 37.0                31.5                90.5                  17.5   (59.1)
-----------------------------------------------------------------------------------------------------------------------
Total other revenues                        359.3               369.0               468.0                  (2.6)  (23.2)
-----------------------------------------------------------------------------------------------------------------------
Total costs and expenses                    464.6               473.9               425.8                  (2.0)    9.1
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes                  248.8               213.6               251.7                  16.5    (1.2)
Income taxes                                 85.2                73.7               119.4                  15.6   (28.6)
-----------------------------------------------------------------------------------------------------------------------
Net income                              $   163.6           $   139.9           $   132.3                  16.9%   23.7%
=======================================================================================================================
Average managed receivables
     Home equity                        $ 8,453.9           $ 8,534.5           $ 8,743.1                  (0.9)%  (3.3)%
     Visa/MasterCard <F2>                18,044.1            16,958.2            12,234.4                   6.4    47.5
     Private label                        5,292.8             4,904.0             4,328.2                   7.9    22.3
     Other unsecured                      8,658.8             7,718.9             6,465.6                  12.2    33.9
-----------------------------------------------------------------------------------------------------------------------
     Core products                       40,449.6            38,115.6            31,771.3                   6.1    27.3
-----------------------------------------------------------------------------------------------------------------------
     First mortgage                       1,375.6             1,695.4             2,117.4                 (18.9)  (35.0)
     Commercial                           1,001.3             1,085.6             1,369.2                  (7.8)  (26.9)
-----------------------------------------------------------------------------------------------------------------------
     Total                               42,826.5            40,896.6            35,257.9                   4.7    21.5
Average noninsurance investments            659.0               829.3             1,420.3                 (20.5)  (53.6)
-----------------------------------------------------------------------------------------------------------------------
Average managed interest-earning assets $43,485.5           $41,725.9           $36,678.2                   4.2%   18.6%
=======================================================================================================================

<F1>  % Columns: comparison to appropriate earning assets, annualized.
<F2>  Visa and MasterCard are registered trademarks of VISA USA Inc. and MasterCard International, Incorporated,
      respectively.

Receivables Analysis
-----------------------------------------------------------------------------------------------------------------------
                                                                                                   % Change from Prior:
Managed Portfolio ($ millions)                              12/31/96       9/30/96      12/31/95        Qtr.       Year
-----------------------------------------------------------------------------------------------------------------------
The combination of receivables owned and receivables which have been sold to public and private investors with limited recourse.
Home equity                                                $ 7,985.4     $ 8,623.6     $ 8,810.1        (7.4)%     (9.4)%
Visa/MasterCard                                             18,737.4      16,947.5      13,343.1        10.6       40.4
Private label                                                5,587.0       5,048.1       4,446.2        10.7       25.7
Other unsecured                                              8,620.2       8,258.8       6,660.8         4.4       29.4
-----------------------------------------------------------------------------------------------------------------------
Core products                                               40,930.0      38,878.0      33,260.2         5.3       23.1
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                                 725.6       1,652.9       2,066.9       (56.1)     (64.9)
Commercial                                                     937.8       1,045.3       1,289.6       (10.3)     (27.3)
-----------------------------------------------------------------------------------------------------------------------
Managed portfolio                                          $42,593.4     $41,576.2     $36,616.7         2.4%      16.3%
=======================================================================================================================

Receivables (% of Managed Portfolio)
-----------------------------------------------------------------------------------------------------------------------
Home equity                                                     18.7%         20.7%         24.1%
Visa/MasterCard                                                 44.0          40.8          36.4
Private label                                                   13.1          12.1          12.1
Other unsecured                                                 20.3          19.9          18.2
-----------------------------------------------------------------------------------------------------------------------
Core products                                                   96.1          93.5          90.8
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                                   1.7           4.0           5.7
Commercial                                                       2.2           2.5           3.5
-----------------------------------------------------------------------------------------------------------------------
Total                                                          100.0%        100.0%        100.0%
=======================================================================================================================

Receivables ($ millions)
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                             $   725.6     $ 1,652.9     $ 2,066.9       (56.1)%    (64.9)%
Home equity                                                  3,647.9       4,662.0       4,148.2       (21.8)     (12.1)
Visa/MasterCard                                              8,587.7       7,702.2       5,512.0        11.5       55.8
Private label                                                5,070.0       4,443.7       3,696.2        14.1       37.2
Other unsecured                                              5,098.0       4,631.3       5,019.2        10.1        1.6
Commercial                                                     937.8       1,045.3       1,289.6       (10.3)     (27.3)
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables                                     24,067.0      24,137.4      21,732.1        (0.3)      10.7
-----------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                        397.6         392.6         381.6         1.3        4.2
Credit loss reserve for owned receivables                     (900.2)       (862.5)       (720.4)        4.4       25.0
Unearned credit insurance premiums and claims reserves        (184.6)       (169.6)       (159.9)        8.8       15.4
Amounts due and deferred from consumer receivable sales      1,561.0       1,529.4       1,067.7         2.1       46.2
Reserve for receivables serviced with limited recourse        (696.0)       (665.4)       (457.0)        4.6       52.3
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                                24,244.8      24,361.9      21,844.1        (0.5)      11.0
-----------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
Home equity                                                  4,337.5       3,961.6       4,661.9         9.5       (7.0)
Visa/MasterCard                                             10,149.7       9,245.3       7,831.1         9.8       29.6
Private label                                                  517.0         604.4         750.0       (14.5)     (31.1)
Other unsecured                                              3,522.2       3,627.5       1,641.6        (2.9)    +100.0
-----------------------------------------------------------------------------------------------------------------------
Total receivables serviced with limited recourse            18,526.4      17,438.8      14,884.6         6.2       24.5
-----------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                             $42,771.2     $41,800.7     $36,728.7         2.3%      16.5%
=======================================================================================================================

Credit Quality/Credit Loss Reserves
-----------------------------------------------------------------------------------------------------------------
($ millions)                                             12/31/96              9/30/96             12/31/95
-----------------------------------------------------------------------------------------------------------------
Two-Months-and-Over Contractual Delinquency
As a percent of managed consumer receivables, excludes commercial.
-----------------------------------------------------------------------------------------------------------------
First mortgage                                               9.49%                3.82%                3.29%
Home equity                                                  3.96                 3.55                 3.24
Visa/MasterCard                                              2.71                 2.54                 2.22
Private label                                                5.50                 5.43                 4.51
Other unsecured                                              6.13                 5.79                 5.60
-----------------------------------------------------------------------------------------------------------------
Total                                                        4.15%                3.83%                3.46%
=================================================================================================================

Quarter-to-Date Chargeoffs, Net of Recoveries
As a percent of average managed consumer receivables, annualized, excludes commercial.
-----------------------------------------------------------------------------------------------------------------
First mortgage                                               0.30%                0.50%                0.47%
Home equity                                                  1.18                 0.98                 0.95
Visa/MasterCard                                              4.66                 4.71                 4.67
Private label                                                3.70                 3.54                 5.14
Other unsecured                                              4.18                 4.35                 3.46
-----------------------------------------------------------------------------------------------------------------
Total                                                        3.59%                3.52%                3.28%
=================================================================================================================

Nonperforming Assets
-----------------------------------------------------------------------------------------------------------------
Nonaccrual managed receivables                           $  772.5             $  741.1             $  768.5
Accruing managed receivables 90 or more days delinquent     555.0                446.1                267.2
Renegotiated commercial loans                                12.9                 19.9                 21.2
-----------------------------------------------------------------------------------------------------------------
Total nonperforming managed receivables                   1,340.4              1,207.1              1,056.9
Real estate owned                                           136.6                137.6                136.5
-----------------------------------------------------------------------------------------------------------------
Total nonperforming assets                               $1,477.0             $1,344.7             $1,193.4
=================================================================================================================
Managed credit loss reserves as a percent
  of nonperforming managed receivables                      119.1%               126.6%               111.4%
-----------------------------------------------------------------------------------------------------------------

Credit Loss Reserves
-----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at beginning of quarter   $  862.5             $  858.3             $  667.8
Provision for credit losses - owned                         222.3                169.5                191.6
Owned receivables - chargeoffs, net of recoveries          (188.1)              (176.6)              (193.6)
Purchased reserves, net                                       3.5                 11.3                 54.6
-----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at end of quarter            900.2                862.5                720.4
-----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at beginning of quarter            665.4                592.8                349.2
Provision for credit losses                                 218.2                245.0                212.6
Chargeoffs, net of recoveries                              (189.0)              (171.8)              (104.6)
Other, net                                                    1.4                 (0.6)                (0.2)
-----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at end of quarter                  696.0                665.4                457.0
-----------------------------------------------------------------------------------------------------------------
Total credit loss reserves at end of quarter             $1,596.2             $1,527.9             $1,177.4
=================================================================================================================
Credit loss reserves
     Owned                                               $  900.2  3.74%<F1>  $  862.5  3.57%<F1>  $  720.4  3.31%<F1>
     Serviced with limited recourse                         696.0  3.76          665.4  3.82          457.0  3.07
-----------------------------------------------------------------------------------------------------------------
Total managed credit loss reserves                       $1,596.2  3.75 %     $1,527.9  3.67%      $1,177.4  3.22%
=================================================================================================================

<F1> % Columns:  comparisons to appropriate receivables.